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                                                                    Exhibit 21.1

                 Subsidiaries of American Cellular Corporation
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Name of Subsidiary                               State of Organization
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
American Cellular Wireless LLC                   Delaware

ConnectOne Communications Corporation            Delaware

PCPCS Corporation                                Delaware

ICSB Corporation                                 Delaware

Alton CellTelCo Cellular Corporation             Delaware

Alton CellTelCo Partnership                      Illinois

Alexandra Cellular Corporation                   Delaware

Amro Cellular Corporation                        Delaware

Bunyon Cellular Corporation                      Delaware

Cellular Information Systems of Laredo, Inc.     Texas

Central KY Cell Corp.                            Alabama

Chill Cellular Cooperation                       Delaware

Chippewa Cellular Corporation                    Delaware

Dutchess County Cellular Telephone Company       Delaware

Duluth/Superior Cellular, Inc.                   Minnesota

Eastern Wireless Cellular Corporation            Delaware

Five Cellular Corporation                        Delaware

Four Cellular Corporation                        Delaware

Gilro Cellular Corporation                       Delaware

Jessica Cellular Corporation                     Delaware

Kyle Cellular Corporation                        Delaware

Marathon Cellular Corporation                    Delaware

Minnesota Six Cellular Corporation               Louisiana

Northland Cellular Corporation                   Delaware

One Cellular Corporation                         Wisconsin

Pebbles Cellular Corporation                     Delaware

Seven Cellular Corporation                       Delaware

Three Cellular Corporation                       Delaware

Vilas Cellular Corporation                       Wisconsin

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
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Name of Subsidiary                               State of Organization
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
Wausau Cellular License Corporation              Delaware

Wausau Cellular Limited Partnership              Delaware
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                         NON-WHOLLY OWNED SUBSIDIARIES

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Subsidiary                                  Economic Interest
----------                                  -----------------
Alton CelTelCo Partnership                       87.0%

Chill Cellular Corporation                       99.4%

Dutchess County Cellular Telephone Company       95.5%

Wausau Cellular Limited Partnership              95.1%

Wausau Cellular License Corporation              95.1%

Texas/Illinois Cellular Limited Partnership      44.5%